UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2023

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street 2nd Floor
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2023, Veritone, Inc., a Delaware corporation (the “Company”) and Veritone UK Ltd., a limited company incorporated under the laws of England and Wales with company number 10993647 (“Veritone UK” and, together with the Company, “Veritone”), entered into a Securities and Asset Purchase Agreement (the “Purchase Agreement”) with CareerBuilder, LLC, a Delaware limited liability company (“CareerBuilder LLC”), CareerBuilder International Holding B.V., a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“CareerBuilder B.V.”), and CareerBuilder France Holding, LLC, a Delaware limited liability company (“CBFH” and, together with CareerBuilder B.V. and CareerBuilder LLC, the “Sellers”), pursuant to which Veritone has agreed to purchase, subject to certain terms and conditions, the Broadbean Business (as defined below) from the Sellers by acquiring (i) all of the issued and outstanding share capital of (a) Broadbean Technology Pty Ltd ACN 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia (“Broadbean Australia”), (b) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales (“Broadbean UK”), (c) Broadbean, Inc., a Delaware corporation (“Broadbean Inc.”) and (d) CareerBuilder France S.A.R.L., a limited liability company organized (société à responsabilité limitée) under the laws of France and (ii) certain assets and liabilities related to the Broadbean Business (the forgoing clauses (i) and (ii) together, the “Broadbean Business” and the acquisition of the Broadbean Business, the “Transaction”).

Pursuant to the terms of, and subject to the conditions specified in, the Purchase Agreement, upon the closing of the Transaction (the “Closing”), Veritone will pay the Sellers an amount equal to $52,000,000 in cash, subject to certain adjustments set forth in the Purchase Agreement (as adjusted, the “Purchase Price”). A portion of the Purchase Price will be deposited in specified escrow accounts for the purposes of satisfying any post-Closing indemnification claims made pursuant to the Purchase Agreement (the “Indemnity Escrow”) and certain post-Closing adjustments pursuant to the Purchase Price. The Company will also obtain a representation and warranty insurance policy (the “R&W Insurance Policy”) in connection with the Transaction.

The Closing is subject to certain customary conditions to closing, including, among others, (i) the absence of any order, law, injunction or other legal restraint preventing the consummation of the Transactions, (ii) subject to certain materiality exceptions, the accuracy of representations and warranties of each of the Sellers and Veritone contained in the Purchase Agreement, (iii) the compliance in all material respects by each party with the covenants contained in the Purchase Agreement and (iv) the absence of a material adverse effect with respect to the Broadbean Business.

The Purchase Agreement contains customary representations and warranties and covenants of each of the parties. The Purchase Agreement also includes indemnification provisions whereby the Sellers will indemnify Veritone and other related indemnified parties for losses arising out of, among other things, inaccuracies in, or breaches of, the representations, warranties and covenants of the Sellers. Veritone and the other related indemnified parties will be able to make claims against the Indemnity Escrow Account and the R&W Insurance Policy as sources of recovery for post-Closing indemnification claims, subject to the terms and limitations set forth in the Purchase Agreement.

The Purchase Agreement also includes customary termination rights, including the right of either party to terminate the Purchase Agreement if the Closing has not occurred by August 12, 2023.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

The Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by disclosures not reflected in the text of the Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, us. The Company’s stockholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Veritone, the Sellers or the Broadbean Business or any of their subsidiaries or affiliates.

Item 7.01.	Regulation FD Disclosure

The Company was recently notified by one of its major customers, Amazon.com, Inc. (“Amazon”), that Amazon made a decision to reduce its consumption of the Company’s human resources products and services, effective mid-May 2023 and continuing through July 2023, at a minimum.

On May 31, 2023, the Company issued a press release (the “Press Release”) announcing the execution of the Purchase Agreement described above and noting that it was providing an update to its business and previously provided guidance. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Until the Company has additional clarity with respect to the impact of these developments, the Company is withdrawing its guidance for the second quarter and full year 2023. Investors should not rely on any previously disclosed financial guidance.

Item 8.01.	Other Events

Amazon has notified the Company that it made a decision to reduce its consumption of the Company’s human resources products and services, effective mid-May 2023 and continuing through July 2023, at a minimum. The Company believes that this decision by Amazon will result in a reduction in the Company’s revenue for the second quarter of 2023 of approximately $4.0 million to $5.0 million. As a result of this development, the Company is actively reviewing and has begun to take appropriate action to reduce its operating cost structure to align its operations with this reduced revenue outlook.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1†	Securities and Asset Purchase Agreement, dated as of May 27, 2023, by and among Veritone, Inc., Veritone UK Ltd., CareerBuilder, LLC, CareerBuilder International Holding B.V. and CareerBuilder France Holding, LLC.

99.1	Press Release of Veritone, Inc. dated May 31, 2023.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

†

The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements, including without limitation, statements regarding the Transaction, the expected benefits of the Transaction, the expected timing of the closing of the Transaction and the impact of such developments on the Company’s business and results of operations, as well as statements of the Company’s expectations regarding its future relationship with Amazon and other customers and the impact of such developments with respect to Amazon and such other customers on the Company’s business and results of operations, including on the Company’s expected total revenue for the second quarter of 2023. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. With respect to the Transaction, important factors that could cause such differences include, among other things, the risk that a condition to closing of the proposed Transaction may not be satisfied (or waived), that either party may terminate the merger agreement or that the closing of the Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transaction; the diversion of management time on transaction-related issues; the response of competitors to the Transaction; the ultimate difficulty, timing, cost and results of integrating the operations of the Broadbean business; and the effects of the business combination of the Company and the Broadbean Business, including the combined company’s future financial condition, results of operations, strategy and plans, which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. In addition, with respect to Amazon’s use of the Company’s products and services, important factors that could cause such differences include, among other things, the ultimate duration and impact of Amazon’s reduction in spend on the Company’s hiring products and services, which are difficult or impossible to predict accurately and many of which are beyond the control of the Company, and macroeconomic factors which may compound any adverse impact described above. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc

Date: May 31, 2023	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer